Exhibit 21

SUBSIDIARIES OF THE COMPANY

	State/County of	Stock Ownership
	Incorporation

West Pharmaceutical Services, Inc	Pennsylvania	Parent Co.
West Monarch Analytical Laboratories, LLC	Delaware	100.0
West Pharmaceutical Services Cleveland, Inc.	Delaware	100.0
West Pharmaceutical Services Indiana Holding, Inc.	Delaware	100.0
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Evansville, L.P.	Delaware	100.0
WPS Laboratories, Inc.	Delaware	100.0
Charter Laboratories, Inc.	Delaware	100.0
West Pharmaceutical Services Canovanas, Inc.	Delaware	100.0
West Pharmaceutical Services Vega Alta, Inc.	Delaware	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
Citation Plastics Co.	New Jersey	100.0
West Pharmaceutical Services Argentina S.A	Argentina	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West International Sales Corporation	Barbados	100.0
West Pharmaceutical Services Brasil LTDA	Brasil	100.0
West Pharmaceutical Services Colombia S.A	Colombia	98.2	(a)
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Finance Danmark ApS	Denmark	100.0
West Pharmaceutical Services Limited Danmark A/S	Denmark	100.0
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Cornwall Ltd.	England	100.0
Plasmec PLC	England	100.0
West Pharmaceutical Services Lewes Ltd.	England	100.0
West Pharmaceutical Services Dublin, Ltd.	England	100.0
West Pharmaceutical Services France S.A	France	99.9	(b)
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0
West Pharmaceutical Services Deutschland GmbH & Co. KG	Germany	100.0
The West Company (India) Private Ltd.	India	100.0
West Pharmaceutical Services Italia S.r.L	Italy	100.0
West Pharmaceutical Services Korea Ltd.	Korea	100.0
The West Company (Mauritius) Ltd.	Mauritius	100.0
West Pharmaceutical Services Singapore Pte. Ltd	Singapore	100.0
West Pharmaceutical Services Hispania S.A	Spain	100.0
West Pharmaceutical Services Venezuela C.A	Venezuela	100.0
Pharma-Gummi Beograd	Yugoslavia	100.0

(a)     1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
(b)     In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company